UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2016

AMERISAFE, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2016, C. Allen Bradley, Executive Chairman of AMERISAFE, Inc. (“AMERISAFE” or the “Company”), advised the Board of Directors that he will retire as Executive Chairman and as a member of the Board on April 22, 2016. Mr. Bradley had earlier indicated that he would retire on September 30, 2016.

Mr. Bradley, age 64, has served as Chairman of the Board of AMERISAFE since October 2005 and has been a director since June 2003. He was appointed Chief Executive Officer in December 2003. From November 2002 to August 2010 he served as President and from November 2002 until December 2003 he served as Chief Operating Officer. Prior to joining the Company in 1994, he was engaged in the private practice of law.

Item 7.01. Regulation FD Disclosure.

On February 26, 2016, the Company issued a press release announcing Mr. Bradley will retire on April 22, 2016. In that release, the Company also announced that AMERISAFE’s Board of Directors had appointed Jared A. Morris as Chairman of the Board effective as of Mr. Bradley’s retirement.

A copy of the Company’s press release, dated February 26, 2016, is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated February 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

	By:	/s/ Kathryn H. Shirley
Kathryn H. Shirley, Senior Vice
President, General Counsel and Secretary

Date: February 29, 2016

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